UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

    Date of Report (Date of earliest event reported): August 23, 2006

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)

      Nevada                     000-21430                 88-0296885
  (State or other              (Commission              (IRS Employer
  jurisdiction of               File Number)             Identification No.)
  incorporation)


  2901 Las Vegas Boulevard
  Las Vegas, Nevada                                                 89109
  (Address of principal executive offices)                        (Zip code)

 Registrant's telephone number, including area code (702) 794-9527

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      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b)
   under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications
   pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

         As a clarification to the Form 8-K that Riviera Holdings Corporation (the "Company") furnished to the Securities and Exchange Commission on August 23, 2006 concerning the lawsuit captioned "In Re Riviera Holdings Corporation Shareholders' Litigation" (the "Action"), which was filed against the Company and its directors in the District Court of Clark County, Nevada (the "Court") (Case No. A520100), and which arises out of the planned acquisition of the Company by Riv Acquisition Holdings Inc. pursuant to an Agreement and Plan of Merger ("Acquisition"), while it is true that the plaintiffs filed a letter with the Court requesting that the Court vacate the hearing on the plaintiffs' motion for a preliminary injunction and temporary restraining order (the "Motion") that was scheduled for August 24, 2006, the plaintiffs filed that letter after discussions with the defendants in which the parties jointly agreed to vacate, for the time being, the hearing on the Motion. According to the plaintiffs, they continue to believe that the Motion is meritorious, but have concluded that it is in the best interests of the Company's shareholders to pursue the Motion, if at all, after the August 29, 2006 shareholder vote on the Acquisition. The Company continues to believe that the plaintiffs' allegations in the Action are without merit.

         The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as and when expressly set forth by such specific reference in such filing.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date: August 24, 2006             RIVIERA HOLDINGS CORPORATION

                                         By: /s/ Mark Lefever
                                         Mark Lefever
                                         Treasurer and Chief Financial Officer